Exhibit 3.148

CERTIFICATE OF FORMATION
OF
WOODSTAR SHIPPING LLC

UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996
OF THE REPUBLIC OF THE MARSHALL ISLANDS

The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands (the "Act"), does certify as follows:

1.	The name of the Limited Liability Company is: WOODSTAR SHIPPING LLC

2.
The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.  The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 20th day of August, 2008.

/s/ Arthur Lichtenstein
Arthur Lichtenstein
Authorized Person

SK 25083 0001 963957